EXHIBIT 99


Kimberly-Clark Corporation                         Dallas, Texas  75261-9100
                                                   Phone 214-830-1200

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For Release:                                        For Further Information:

                                                    Tina S. Barry
                                                    (214) 830-1484



Kimberly-Clark To Take Nonoperating Charge for Peso Devaluation
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DALLAS, January 9, 1995--Kimberly-Clark Corporation today
announced it will take a fourth-quarter, nonoperating charge of approximately $39 million, or 24 cents a share, for translation losses related to the devaluation of the Mexican peso.

    The company said the one-time charge, based on the year-end currency exchange rate, covers its share of losses incurred by Kimberly-Clark de Mexico, S.A. de C.V. on the translation of U.S. dollar-denominated liabilities into pesos.
Kimberly-Clark owns 43 percent of K-C de Mexico.

    Kimberly-Clark said it will release fourth-quarter and full-year financial results on January 19.

    The company is a manufacturer of household, personal care and health care products, as well as newsprint and business, correspondence and specialty papers. Kimberly-Clark has manufacturing operations in 25 countries and sells its products in more than 150.


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